Exhibit 99.1

Investor Presentation May 2018

Statement on Forward-Looking Information This presentation contains forward-looking statements within the meaning of the securities laws. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words or variation of words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “projects,” “forecasts,” “targets,” “would,” “will,” “should,” “goal,” “could” or “may” or other similar expressions. Forward-looking statements provide management’s current expectations or predictions of future conditions, events or results. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future are forward-looking statements. They may include estimates of revenues, income, earnings per share, cost savings, capital expenditures, dividends, share repurchases, liquidity, capital structure, market share, industry volume, or other financial items, descriptions of management’s plans or objectives for future operations, or descriptions of assumptions underlying any of the above. All forward-looking statements speak only as of the date they are made and reflect the company’s good faith beliefs, assumptions and expectations, but they are not guarantees of future performance or events. Furthermore, the company disclaims any obligation to publicly update or revise any forward-looking statement, except as required by law. By their nature, forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Factors that might cause such differences include, but are not limited to, a variety of economic, competitive and regulatory factors, many of which are beyond the company’s control, that are described in our Annual Report on Form 10-K for the fiscal year ended Dec. 31, 2017, as well as additional factors we may describe from time to time in other filings with the SEC. You may get such filings for free at our website at www.peabodyenergy.com. You should understand that it is not possible to predict or identify all such factors and, consequently, you should not consider any such list to be a complete set of all potential risks or uncertainties. 2

BTU Offers Unique Investment Opportunity    Investment Thesis We’re the leading global pure-play coal company, serving power and steel customers in more than 25 countries on 6 continents… We have significant scale, high-quality assets and diversity in geography and products Financial Approach 1 2 3 4 Generate Cash Maintain Financial Strength Invest Wisely Return Cash to Shareholders 3

Peabody’s Significant Scale Offers Numerous Benefits High reserve-to-production ratio allows for optimized mine planning, solid cost structure and expansion optionality Benefits customers by providing flexible production and sourcing, improved confidence in reliability of supply, “alternative brand name” for supplier diversification Enables sharing of skills, knowledge, equipment, contracts and best practices Scalable SG&A and shared trading, administrative and technical services Improves access to financial markets Note: Coal sales and proven and probable reserves as of Dec. 31, 2017.    192 Million tons of coal sales 5.2 Billion tons of proven and probable reserves 23 Operations in 8 states and 2 flagship countries 4

Company Offers Extensive Diversity of Geography, Customers and Products Serving more than 25 countries on 6 continents 5 Note: Highlighted countries represent customers served in at least one year between 2015 – 2017.

Diversity Offers Significant Competitive Advantage Percentage of Total Revenue from Customer    Large number of Geographic Region in 2017    revenue streams India Australia South    Multi-regional exposure China Korea limits operating, logistics Taiwan Other and demand risks    Increased risk-adjusted returns; non-correlative PRB demand drivers Japan    Movements in currency and economic    fundamentals    Regulatory, political Western Midwestern diversification Note: The company attributes revenue to individual regions based on the location of the physical delivery 6 of the coal. Revenue percentage for FY 2017.

Industry Overview    Coal remains major part of global energy mix and essential ingredient in steelmaking    8 billion tonnes of coal fuels 37% of global electricity and enables continued growth in steel production    Peabody strategically positioned with seaborne production to meet best demand centers and well-placed, low-cost U.S. assets 7 Source: Industry reports and Peabody Global Analytics. Electricity generation from IEA World Energy Outlook 2017.

Seaborne Conditions: Global Coal Undergoing Several Long-Term Trends    Global coal demand likely marked by modest overall growth    Increases in Asia demand more than offset declines in U.S. and Europe as demand shifts to Pacific    Small changes in supply-demand can lead to major shifts in pricing    Australia expected to continue to drive majority of global seaborne supply growth for both met and thermal 8 Source: Industry reports and Peabody Global Analytics.

IHS Markit: Total Global Coal Generation Capacity to Increase 15% by 2030    Total world coal- Dalrymple Bay Coal Terminal fueled capacity grows 15% by 2,030 to 2,389 GW    While ROW coal-fueled capacity expected to decline 125 GW from 2017 – 2030, Asia capacity rises 439 GW    World growth greater than entire U.S. fleet Source: © 2018 IHS Markit. All rights reserved. The use of this content was authorized in advance. 9 Any further use or redistribution of this content is strictly prohibited without prior written permission by IHS Markit.

Small Changes in Seaborne Metallurgical Supply and Demand Have Outsized Impact on Pricing Seaborne Metallurgical    Coal Supply & Demand    Chinese imports increase (tonnes in millions) 10 million tonnes in 2017 300 – Chinese net finished steel exports decline 35% in 2017 250 $191 $188    Global demand increases 11 200 million tonnes in 2017; supply $147    $143 grows 4 million tonnes 150    $113    Spot HCC Pricing 100 $87 (dollars per tonne) $350 $300 50    $250 Demand Supply $200 0 2012 2013 2014 2015 2016 2017 $150 $100 Pricing reaches highest level since 2012 on $50 modest demand growth, supply constraints $0 10 Source: Industry reports and Peabody Global Analytics.

Seaborne Coal Pricing Remains Robust on Strong Global Coal Conditions During First Quarter Seaborne Thermal Coal Seaborne Metallurgical Coal    India seaborne demand up 21%    Global steel production up 4%    due to utility stockpiles restocking    India imports increase 21%    and weak domestic production    China imports rise nearly on strong steel production    16 million tonnes on ~10%    China seaborne demand    increase in power consumption declines approximately    ASEAN imports increase on strong 5 million tonnes    economic growth and expanding    Australian exports in line    coal generating capacity with prior year    Australian exports stable    with prior year    Note: All stats are compared to prior-year period. 11

U.S. Fundamentals: Secular Decline Expected to Moderate Over Next 5 Years    Declines in coal use and share of electricity expected to slow as gas prices stabilize from last 5-year period    Lowest-cost basins most competitive against natural gas    Retirements expected to drive 15 – 20 million ton-per-year average decline over each of next five years – Declines likely front-loaded in period    U.S. provides meaningful cash flows for Peabody with most operations competitive with natural gas Source: Industry reports and Peabody Global Analytics. 12

U.S. Coal Demand Declines From First Quarter 2017 on Increased Gas and Wind Generation    U.S. Utility Coal Stockpiles    Total load up 5% YTD    through March; Coal    generation down 3%    PRB consumption flat    through March compared    51 50 to 6% decline in other coal 49    producing regions    U.S. exports robust; Coal    production declines 3%    in first quarter    Total coal stockpiles decline 17% below prior-year levels on max days burn basis    through March Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 – SPRB stockpiles at 53 2016 2016 2016 2016 2017 2017 2017 2017 2018 max days burn, down    7 days from 2017 levels    Source: Industry reports and Peabody Global Analytics. U.S. utility coal stockpiles as of quarter end. 13

Peabody’s Strategies: Strong Foundation for 2018 Priorities A leading position in U.S. PRB and Illinois Basin Seaborne thermal and metallurgical coal platform to capture higher-growth Asian demand centers Operational Financial Portfolio Focused Best Excellence Strength Management Engagement People Drive safety, Maintain target Continually Support our Employ the productivity, capital structure enhance the license to best people cost efficiency that enables value of our operate and in the and sustainable portfolio advocate industry and reclamation performance emphasizing favorable align their performance. through all high-quality energy policy talents to market cycles assets targeting and advances maximize and maximize the most in generation their full shareholder attractive technology potential. returns through demand including    disciplined centers. HELE and    capital allocation. CCUS. 14

Australian Operations: Multiple Benefits to Peabody Australia strategically positioned to serve 1 higher-growth Asia-Pacific demand centers 2 Australian segment strengthens and diversifies Peabody’s portfolio Nine mines offer quality export thermal and 3 met coal products to multiple countries Tier-one thermal segment with quality 4 assets structure and strong margins 5 Double-digit met coal volumes for foreseeable future Reserve position and lease development 6 areas offer long-term optionality 15

Australia Spotlight: Advancing New Longwall at North Goonyella, Underwriting Double Digit Met Volumes    New longwall expected to replace current longwall system in 2019    New longwall offers several benefits: – Avoids lease payments/buyout – Reduces longwall downtime in 2018, 2019 – Transitioning to higher-quality New CAT Longwall    coal panels in 2019 – Limits timing, amount of Payback begins in 2018, nearly a year repairs of new longwall once in in advance of commencement commission 16

U.S. Operations: Multiple Benefits for Peabody 1 Strategically positioned in best U.S. regions serving broad customer base 2 Operates regions as complexes, sharing resources for best value 3 PRB operations routinely deliver margins above other producers 4 Strong cash generator offering meaningful returns 5 Contracting strategy provides long-term revenue visibility Reduced costs even with lower volumes; also 6 lowering 2018 cost guidance for each segment 17

U.S. Operations: PRB Adjusted EBITDA Margins Routinely Superior to Other PRB Coal Companies Adjusted EBITDA Margin    Consistently delivers Adjusted of PRB Producers (2014 – 2017 Average) EBITDA margins superior 25% to other PRB producers    – 56% higher Adjusted EBITDA 21% margins than average of 17% other PRB coal producers Peer Avg. – Lowest-cost producer 11%    Well-capitalized reserve    position through prior reserve acquisitions    – No new LBAs required BTU for nearly a decade Source: Public company reports. Other PRB producers include Alpha Natural Resources / Contura (through Sept. 30, 2017), Arch, and Cloud Peak (listed in alphabetical order). Adjusted EBITDA margin is a non-GAAP measure and may not be calculated identically by all companies. Please refer to the appendix for information on this non-GAAP measure. 18

U.S. Spotlight: Peabody Benefits from Contracting Strategies and Broad Customer Base Peabody ships to more than 30 states, more than 80 customers and 145+ plants; utilizes multi-source, multi-destination agreements Note: Customers served in at least one year between 2015 and 2017. 19

Strategies Implemented by Aligned and Engaged Employees, Management and Board Employee Management Board Base Team of Directors    7,100 globally    Team combines over    Board reconstituted    Average tenure 150 years of industry in April 2017 with company experience    Eight of nine directors nearly 10 years    Senior posts held on independent    All granted shares    multiple continents    Experience across of BTU as part with new perspectives mining, energy, of emergence    Incentives aligned    Compensation based equipment, finance with key business on safety, free cash and other industries drivers flow per share,    Focus on good EBITDA, ROIC, TSR, governance, strategy environmental and risk management performance    Note: Employee count as of Dec. 31, 2017. 20

Generate Cash – Record Free Cash Flow in First Quarter 2018

- Operational results paramount to strong cash generation
- Non-core asset sales provide incremental cash flows
- Substantial global NOL positions significantly limit future cash taxes for extended time
  - ~$3.6 billion U.S. NOLs; ~70% unlimited by Section 382
  - ~A$3.9 billion Australian NOLs
  - $90 million cash tax refunds in 2018
  - $85 million AMT credits refunded in 2019 and beyond
- All remaining restricted cash expected to be released in second quarter 2018


Operational Results
Non-Core Asset Sales
Cash Flow
Utilizing NOLs
Releasing Restricted Cash

Note: Free cash flow is a non-GAAP metric. Refer to the reconciliation to the nearest GAAP measure in the appendix.

Peabody
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Maintain Financial Strength – Achieves Higher End of Long-Term Debt Target of $1.2 to $1.4 Billion    Current Debt Maturity and Liquidity Sources    Represent Increased Financial Strength $1,500    April 2017 Debt and Liquidity Sources Current Debt and Liquidity Sources $1,200 $900 Loan 4.50% Term loan reduced *Revolver and AR securitization undrawn +    Term L by Lowered, $550 million, Maturity rate except for letters of credit    Extended Loan 2.75% $600 + Term L $300 Revolver* Bonds Bonds Bonds Bonds ARS* ARS* 6.000% 6.000% 6.375% 6.375% $0 2018 2019 2020 2021 2022 2023 2024 2025 Note: Current liquidity sources as of March 31, 2018. Current debt balances as of April 25, 2018. 22

Invest Wisely – Default Position to Return Cash to Shareholders    Particular emphasis    on amount and    Maintain Returns    timing of returns financial above cost strength of capital – Direct correlation    between rate of return    and shareholder value    Earned 21% ROIC in Reasonable Core regions: PRB, ILB, payback seaborne met 2017, well above period & thermal WACC of 10 – 11%    Share repurchase    program represents way Significant Tangible    for Peabody to invest in synergies shareholders value for our company we know –    and like – the best    Note: ROIC of 21% reflects Peabody’s ROIC post-emergence (2Q – 4Q 2017); ROIC equals Adjusted Net 23 Operating Profit After Tax divided by Average Invested Capital Base.

Return Cash to Shareholders – Cash Allocation Shifts from Debt Repayment to Returning Cash to Shareholders in 2018    Cash Allocation    Company repurchases 5.7 $300 ($ in millions) million shares in 2018    Repurchases total    $239 $400 million, 8% of shares $200 outstanding, since initiation of buyback program    – Peabody now has    ~125.8 million total    $107 shares outstanding $69    Expanding share repurchase $46 program to $1 billion    Initiated and paid a    dividend in first quarter Q3 2017 Q4 2017 YTD 2018 Discretionary Debt Repayment Cash Returned to Shareholders    Note: Cash to shareholders includes cash dividends and share repurchases through April 25, 2018. Percent of    shares repurchased based on 137.3 million shares outstanding as of relisting. Peabody’s board of directors will    evaluate dividends on a quarterly basis, taking into consideration the company’s cash flows and alternative 24 means to create shareholder value.

First Quarter 2018 Reflects Multiple Achievements    Increased volumes, revenues and Progress continues    Adjusted EBITDA over prior year in April    Improved total liquidity $409 Expanded share    million to $1.65 billion at repurchase    quarter end program to    $1.0 billion    Generated record free    cash flow of $573 million Reduced interest    Released $254 million of collateral rate and extended    maturity    Simplified capital structure with of term loan    conversion of preferred shares    Accelerated share buyback Achieved higher    end of targeted    activities long-term    Initiated quarterly dividend debt level    Note: Adjusted EBITDA and free cash flow are non-GAAP metrics. Refer to the reconciliation to the nearest GAAP    measures in the appendix. 25

Second Quarter 2018 Expectations    Increase Australian thermal volumes sequentially as year progresses, lower unit costs    Reduce Australian metallurgical costs through improved operational performance    Improve Midwest cost performance on greater equipment reliability; Expect seasonally lower Q2 PRB volumes    Execute stated financial approach, including returning cash to shareholders through upsized share buyback program and dividends Note: Peabody’s board of directors will evaluate dividends on a quarterly basis, taking into consideration the company’s 26 cash flows and alternative means to create shareholder value.

Peabody Outperforms S&P MidCap 400 on Multiple Investor Comps    Peabody S&P 400 BTU vs. S&P    400 Operating Margin 17% 9% 84% Adjusted EBITDA Margin 26% 14% 88% Profit Margin 16% 6% 175% Return on Common Equity 22% 10% 126% Focused on Earning Improved Multiple With Strong Performance, Disciplined Capital Allocation, Healthy Returns Above Cost of Capital Note: Operating Margin, Adjusted EBITDA Margin, Profit Margin and Return on Common Equity are non-GAAP metrics. As presented on this slide, these metrics reflect the successor company’s average results for the period April 2, 2017 through March 31, 2018 and the 2017 average for S&P MidCap 400. Refer to the reconciliation to the nearest GAAP measures in the appendix. While the company believes BTU qualifies for the S&P MidCap 400, Peabody is not currently a member of the index. Source: Bloomberg. 27

Peabody: Integrated Approach Creates Maximum Value    The Peabody team delivered powerful achievements in 2017, and we’re not about to stop    We are committed to outlining approach and then delivering    We have the right assets, financial strength, people and strategies to succeed    We are continuing to progress actions that will drive continued valuation uplifts throughout the commodity cycles    NYSE: BTU PeabodyEnergy.com 28

Appendix

2018 Guidance Targets Sales Volumes (Short Tons in millions) PRB 115 – 125 ILB 18 – 19 Western 13 – 14 Total U.S. 146 – 158 Aus. Metallurgical1 11 – 12 Aus. Export Thermal2 11.5 – 12.5 Aus. Domestic Thermal 7 – 8 Total Australia 29.5 – 32.5 U.S. Operations—Revenue per Ton Total U.S. $17.50 – $18.50 U.S. Operations—Costs Per Ton PRB $9.25 – $9.75 ILB $31.50 – $33.50 Total U.S. $13.50 – $14.50 Australia Operations—Costs per Ton (USD)3 Metallurgical $85 – $95 Thermal $32 – $36 Total Australia $52 – $58 Capital Expenditures $275 – $325 million SG&A Expense ~$150 million Interest Expense $140 – $148 million Cost Sensitivities4 $0.05 Decrease in A$ FX Rate5 + ~$75 million $0.05 Increase in A$ FX Rate5—~$60 million Fuel (+/- $10/barrel) +/- ~$23 million 2018 Priced Position (Avg. Price per Short Ton) PRB $11.93 ILB ~$42 Australia Export Thermal ~$76 ~95% of Peabody’s 2018 U.S. volumes are priced ~40% of Peabody’s 2019 U.S. volumes are priced ~5.5 million short tons of Australia export thermal coal priced for 2018 2019 Priced Position (Avg. Price per Short Ton) Australia Export Thermal ~$75 ~2 million short tons of Australia export thermal coal priced for 2019 30

2018 Guidance Targets 1 Metallurgical coal sales volumes may range from ~55%-65% PCI and ~35%-45% coking coal (including semi-hard and semi-soft coking coals). Approximately 30% of seaborne coking sales may be priced on a spot basis, with the remainder linked to an index. Approximately 30% of seaborne PCI sales may be priced on a spot basis, but the remainder linked to the quarterly LV PCI benchmark. The company also has exposure to approximately 2 million tons of metallurgical coal related to the Middlemount Mine, a 50/50 joint venture accounted for in (Income) Loss from Equity Affiliates.    Peabody’s North Goonyella Mine receives the PHCC index quoted price and the Coppabella Mine typically sets the LV PCI benchmark, with the remainder of products sold at discounts to these values based on coal qualities and properties. On a weighted-average basis across all metallurgical products, Peabody typically realizes approximately 85%-90% of the PHCC index quoted price for its coking products, and 85%-90% of the LV PCI benchmark price for its PCI products. 2 A portion of Peabody’s seaborne thermal coal products sell at or above the Newcastle index, with the remainder sold at discounts relative to the Newcastle index based on coal qualities and properties. On a weighted-average basis across all seaborne thermal products, Peabody typically realizes approximately 90%-95% of the Newcastle index price. 3 Assumes 2018 average A$ FX rate of $0.78. Cost ranges include sales-related cost, which will fluctuate based on realized prices.    4 Sensitivities reflect approximate impacts of changes in variables on financial performance. When realized, actual impacts may differ significantly. 5 As of March 31, 2018, Peabody had purchased average rate call options in aggregate notional amount of approximately AUD $1.1 billion to manage market price volatility associated with the Australian dollar with strike price levels ranging from $0.79 to $0.82 and settlement dates through December 2018. Sensitivities provided are relative to an assumed average A$ FX exchange rate of $0.78. Note 1: Peabody classifies its Australian Metallurgical or Thermal Mining segments based on the primary customer base and reserve type. A small portion of the coal mined by the Australian Metallurgical Mining segment is of a thermal grade and vice versa. Peabody may market some of its metallurgical coal products as a thermal product from time to time depending on industry conditions. Per ton metrics presented are non-GAAP measures. Due to the volatility and variability of certain items needed to reconcile these measures to their nearest GAAP measure, no reconciliation can be provided without unreasonable cost or effort. Note 2: A sensitivity to changes in seaborne pricing should consider Peabody’s estimated split of PCI and coking coal products, the ratio of PLV PCI benchmark to PLV HCC index quoted price, the weighted average discounts across all products to the applicable PLV HCC index quoted price or PLV PCI benchmark or Newcastle index prices, in addition to impacts on sales-related costs in Australia, and applicable conversions between short tons and metric tonnes as necessary.    Note 3: As of April 25, 2018, on a fully diluted basis, Peabody has approximately 128.8 million shares of common stock outstanding, including approximately 3.0 million shares underlying unvested equity awards under Peabody’s long-term incentive plan.    31

Historical Seaborne Pricing ($/Tonne) Time HCC – HCC – LV PCI – LV PCI – NEWC – Period Settlement Spot Settlement Spot Spot Q1 2018 $ 237 $228 $ 156.50 $ 149 $ 103 Q4 2017 $ 192 $205 $ 127 $ 126 $ 98 Q3 2017 $ 170 $189 $ 115/$ 127 $ 117 $ 93 Q2 2017 $ 194 $190 $ 135 $ 124 $ 80 Q1 2017 $ 285 $169 $ 180 $ 110 $ 82 Q4 2016 $ 200 $266 $ 133 $ 159 $ 94 Q3 2016 $ 93 $135 $ 75 $ 88 $ 66 Q2 2016 $ 84 $91 $ 73 $ 72 $ 52 Q1 2016 $ 81 $77 $ 69 $ 69 $ 51 Source: HCC and LV PCI spot prices per Platts; NEWC spot price per ICE Futures; Settlement prices per HIS Markit benchmark history. 32

Reconciliation of Non-GAAP Measures    2018 2017 Successor Predecessor Quarter Ended    March 31    (In Millions) Tons Sold Powder River Basin Mining Operations 32.4 31.0 Midwestern U.S. Mining Operations 4.7 4.5 Western U.S. Mining Operations 3.7 3.4 Total U.S. Mining Operations 40.8 38.9 Australian Metallurgical Mining Operations 3.0 2.2 Australian Thermal Mining Operations 3.8 4.6 Total Australian Mining Operations 6.8 6.8 Trading and Brokerage Operations 0.7 0.4 Total 48.3 46.1 Revenue Summary Powder River Basin Mining Operations $389.3 $394.3 Midwestern U.S. Mining Operations 201.7 193.2 Western U.S. Mining Operations 143.7 149.7 Total U.S. Mining Operations 734.7 737.2 Australian Metallurgical Mining Operations 466.2 328.9 Australian Thermal Mining Operations 201.4 224.8 Total Australian Mining Operations 667.6 553.7 Trading and Brokerage Operations 20.1 15.0 Other 40.3 20.3 Total $1,462.7 $1,326.2 33

Reconciliation of Non-GAAP Measures    2018 2017    Successor Predecessor Quarter Ended    March 31    (In Millions) Reconciliation of Non-GAAP Financial Measures Income from Continuing Operations, Net of Income Taxes $208.3 $ 124.3 Depreciation, Depletion and Amortization 169.6 119.9 Asset Retirement Obligation Expenses 12.3 14.6 Asset Impairment—30.5 Changes in Deferred Tax Asset Valuation Allowance and Amortization of Basis Difference Related to Equity Affiliates (7.6) (5.2) Interest Expense 36.3 32.9 Interest Income (7.2) (2.7) Reorganization Items, Net (12.8) 41.4 Unrealized Gains on Economic Hedges (38.6) (16.6) Unrealized Losses on Non-Coal Trading Derivative Contracts 1.8—Take-or-Pay Contract-Based Intangible Recognition (8.3)—Income Tax Provision 10.1 2.2 Adjusted EBITDA (1) $363.9 $ 341.3 Net Cash Provided by Operating Activities $579.7 $ 256.1 Net Cash (Used In) Provided By Investing Activities (6.4) 15.1 Free Cash Flow (2) $573.3 $ 271.2 Note: Refer to definitions of Adjusted EBITDA and Free Cash Flow on following slide. 34

Reconciliation of Non-GAAP Measures Adjusted EBITDA (1) Powder River Basin Mining Operations $74.5 $91.7 Midwestern U.S. Mining Operations 31.2 50.0 Western U.S. Mining Operations 32.0 50.0 Total U.S. Mining Operations 137.7 191.7 Australian Metallurgical Mining Operations 166.4 109.6 Australian Thermal Mining Operations 61.6 75.6 Total Australian Mining Operations 228.0 185.2 Trading and Brokerage 1.2 8.8 Resource Management 20.8 2.9 Selling and Administrative Expenses (37.0) (36.3) Other Operating Costs, Net 15.6 16.6 Corporate Hedging Results (2.4) (27.6) Adjusted EBITDA (1) $363.9 $341.3 Note: Refer to definitions of Adjusted EBITDA on following slide. 35

Reconciliation of Non-GAAP Measures: Definitions    1 Adjusted EBITDA is a non-GAAP measure defined as income (loss) from continuing operations before deducting net interest expense, income taxes, asset retirement obligation expenses, depreciation, depletion and amortization and reorganization items, net. Adjusted EBITDA is also adjusted for the discrete items that management excluded in analyzing the segments’ operating performance as displayed in the reconciliation. Adjusted EBITDA is used by management as one of the primary metrics to measure our operating performance. Management also believes non-GAAP performance measures are used by investors to measure our operating performance and lenders to measure our ability to incur and service debt. Adjusted EBITDA is not intended to serve as an alternative to U.S. GAAP measures of performance and may not be comparable to similarly-titled measures presented by other companies. 2 Free Cash Flow is a non-GAAP measure defined as net cash provided by operating activities less net cash (used in) provided by investing activities. Free Cash Flow is used by management as a measure of our financial performance and our ability to generate excess cash flow from our business operations. Free Cash Flow is not intended to serve as an alternative to U.S. GAAP measures of performance and may not be comparable to similarly-titled measures presented by other companies. 36

Reconciliation of Non-GAAP Measures

	Successor		
	April 2 through December 31, 2017	Quarter Ended March 31, 2018	April 2 through March 31, 2018
	(In Millions)		
Reconciliation of Non-GAAP Financial Measures			
Income from Continuing Operations, Net of Income Taxes	$713.1	$208.3	$921.4
Interest Expense	119.7	36.3	156.0
Loss on Early Debt Extinguishment	20.9	-	20.9
Interest Income	(5.6)	(7.2)	(12.8)
Net Periodic Benefit Costs, Excluding Service Cost	21.7	4.5	26.2
Reorganization Items, Net	-	(12.8)	(12.8)
Income Tax (Benefit) Provision	(161.0)	10.1	(150.9)
Operating Profit (1)	$708.8	$239.2	$948.0
Depreciation, Depletion and Amortization	521.6	169.6	691.2
Asset Retirement Obligation Expenses	41.2	12.3	53.5
Net Mark-to-Market Adjustment on Actuarially Determined Liabilities	(45.2)	-	(45.2)
Changes in Deferred Tax Asset Valuation Allowance and Amortization of Basis Difference Related to Equity Affiliates	(17.3)	(7.6)	(24.9)
Gain on Disposal of Reclamation Liability	(31.2)	-	(31.2)
Gain on Disposal of Burton Mine	(52.2)	-	(52.2)
Break Fees Related to Terminated Asset Sales	(28.0)	-	(28.0)
Unrealized Losses (Gains) on Economic Hedges	23.0	(38.6)	(15.6)
Unrealized Losses on Non-Coal Trading Derivative Contracts	1.5	1.8	3.3
Coal Inventory Revaluation	67.3	-	67.3
Take-or-Pay Contract-Based Intangible Recognition	(22.5)	(8.3)	(30.8)
Net Periodic Benefit Costs, Excluding Service Cost	(21.7)	(4.5)	(26.2)
Adjusted EBITDA (2)	$1,145.3	$363.9	$1,509.2

Peabody

Note: Refer to definition of metrics on the following slide.

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Reconciliation of Non-GAAP Measures    April 2, 2017 March 31, 2018    (In Millions) Reconciliation of Non-GAAP Financial Measures Peabody Energy Corporation Stockholders’ Equity $3,081.0 $3,609.8 Less: Series A Convertible Preferred Stock 1,305.4— Common Equity (3) $1,775.6 $3,609.8    Successor    April 2 through Quarter Ended April 2 through December 31, 2017 March 31, 2018 March 31, 2018 (In Millions) Revenues $4,252.6 $1,462.7 $5,715.3 Operating Profit (1) 708.8 239.2 948.0 Net Income 693.3 207.0 900.3 Net Income Attributable to Common Stockholders 498.6 106.6 605.2 Adjusted EBITDA (2) 1,145.3 363.9 1,509.2 Operating Margin (4) 17% Adjusted EBITDA Margin (5) 26% Profit Margin (6) 16% Return on Common Equity (7) 22% Note: Refer to definition of metrics on the following slide. 38

Reconciliation of Non-GAAP Measures: Definitions    (1) Operating Profit is a non-GAAP measure defined as income (loss) from continuing operations before deducting net interest expense, income taxes, net periodic benefit costs, excluding service cost and reorganization items, net. Operating Profit is used by management as one of the primary metrics to measure our operating performance. Management also believes non-GAAP performance measures are used by investors to measure our operating performance and lenders to measure our ability to incur and service debt. (2) Adjusted EBITDA is a non-GAAP measure defined as income (loss) from continuing operations before deducting net interest expense, income taxes, asset retirement obligation expenses, depreciation, depletion and amortization and reorganization items, net. Adjusted EBITDA is also adjusted for the discrete items that management excluded in analyzing the segments’ operating performance as displayed in the reconciliation. Adjusted EBITDA is used by management as one of the primary metrics to measure our operating performance. Management also believes non-GAAP performance measures are used by investors to measure our operating performance and lenders to measure our ability to incur and service debt. (3) Common Equity is a non-GAAP measure defined as total stockholders’ equity less preferred stock. (4) Operating Margin is a non-GAAP measure defined as Operating Profit divided by revenues. Operating Margin is used by management as one of the metrics to measure our operating performance. (5) Adjusted EBITDA Margin is a non-GAAP measure defined as Adjusted EBITDA divided by revenues. Adjusted EBITDA Margin is used by management as one of the metrics to measure our operating performance. (6) Profit Margin is a non-GAAP measure defined as net income divided by revenues. Profit Margin is used by management as one of the metrics to measure our operating performance. (7) Return on Common Equity is a non-GAAP measure defined as net income attributable to common stockholders divided by average Common Equity. While management does not internally use Return on Common Equity as a means to measure performance, management believes it is comparable to return on invested capital, which management does use internally as a means to measure its ability to generate a return on invested capital. Note: The above metrics are not intended to serve as an alternative to U.S. GAAP measures of performance and may not be comparable to similarly titled measures presented by other companies. 39

Middlemount Joint Venture Offers Economic Exposure to ~2 Million Met Tons Annually

- Peabody owns 50% equity interest in Middlemount
- Share of operations delivered 2.1 million tons in 2017
  - Mix of semi-hard coking coal, LV PCI
  - Port capacity through Abbot Point, future capacity secured at DBCT
- Earned 2017 Adjusted EBITDA of $43 million, reflecting Peabody's share of Middlemount's net income
  - Peabody collected ~$80 million of loan and other cash repayments in 2017
- Over 10 years of reserves at current production profile


Middlemount Mine

Note: Adjusted EBITDA is a non-GAAP metric. Refer to the reconciliation to the nearest GAAP measure in the appendix. All metrics reflect Peabody's 50% ownership share in Middlemount.

Peabody

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Potential Opportunities for Metallurgical Development and Organic Growth in Bowen Basin Over Time 41

Spotlight: North Antelope Rochelle World’s Largest Coal Mine    Offers reliable source of supply to over 50 customers in 21 states, powering ~4.5% of total U.S. electricity generation    Strategically positioned on rail joint line with multiple entry/exit points for simultaneous arrivals and departures    Benefits from prior reserve acquisitions and fleet upgrades, resulting in modest sustaining capital levels    Operates out of 7 – 10 pits of 60 – 80 feet thick coal seams, providing access to lowest-sulfur coal in North America    Advanced technology reduces costs, drives higher margins North Antelope Rochelle Mine 42

Peabody's Financial Approach: Invest Wisely

- Moderate maintenance capex required across 3-year plan
  - Includes lease buyouts that lowers opex
- Life extension projects offer multiple benefits:
  - Improves met production profile
  - Allows access to stratified thermal reserves through Wambo JV with Glencore
  - Extends life of lowest-cost, premier Australia thermal mine
- Anticipate average capex of ~$250 – $300 million over next three years

Planned Capital Expenditures
($ in millions)



$275 – $325
$325 – $375
$150 – $200
Major Projects
Sustaining
Australia life extension projects
2018
2019
2020

Peabody

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Substantial Interest in BTU from Multiple Sectors of Capital Markets    February 2017 – Targeted $1.5 billion debt offering upsized and heavily oversubscribed    April 2017 – $1.3 billion in third-party U.S. bonding facilities on emergence – $250 million accounts receivable securitization program – $1.5 billion in new equity raised    September 2017 – Repriced term loan, lowering interest rate 100 basis points, providing ability to fully execute share buybacks    November 2017 – $270 million revolver put in place    December 2017 – $80 million upsize in revolver – $2.2 billion increase in market capitalization since April 3    January / February 2018 – $226 million Australian surety bond initiated with insurers Bank Bondholders Lenders Equity holders Insurers 44

Focused Engagement: Support for Highly Responsible Coal Mining and Use Strong attention to Initiatives to promote Support for greater operational excellence by expanded access to deployment of advanced committing to safe reliable, low-cost coal technologies and workplaces, maximizing electricity through carbon capture, resource recovery, improving partnerships, policy utilization and storage environmental performance and engagement with technologies to and restoring mined lands key stakeholders further reduce emissions ‘Coal Done Right’ 45